                                                                    Exhibit 10.1



                               LICENSE AGREEMENT
                               -----------------

THIS AGREEMENT MADE EFFECTIVE AND EXECUTED AS OF JUNE 3, 1999 (the "Effective Date").

BETWEEN:

          Reach Technologies, Inc
          -----------------------



          Suite 201  - 2288 W 12th Ave
          Vancouver, B.C.
          V6K 4R2

          ("REACH")

AND:

          DDR Systems, Inc.
          -----------------


          3650 West 30th Ave
          Vancouver, B.C.
          V6S 1W8

          ("DDR")

WHEREAS:

A. REACH (a British Columbia Corporation) is in the business producing Digital Data Recorders;

B. DDR (a Washington Corporation) is a corporation specifically created to market REACH'S Digital Data Recorders through the purchase of this Licensing Agreement (the "Transaction");

C. REACH and DDR agree that this Agreement will constitute a binding agreement upon them in respect of the Transaction, such to be on the terms and conditions contained herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree (the "Agreement") each with the other as follows:

1.   Representations And Warranties
     ------------------------------

1.1 DDR represents and warrants to REACH that DDR has good and sufficient right and authority to enter into this Agreement and carry out its obligations under this Agreement on the terms and conditions set forth herein, and this Agreement is a binding agreement upon DDR enforceable against it in accordance with its terms and conditions.

1.2 REACH represents and warrants to DDR that REACH has good and sufficient right and authority to enter into this Agreement and carry out its obligations under this Agreement on the terms and conditions set forth herein, and this Agreement is a binding agreement upon REACH enforceable against it in accordance with its terms and conditions.

2.   License
     -------

2.1 The parties agree that, subject to the terms and conditions of this Agreement, DDR will have the exclusive right to market and sell the Digital Data Recorder licensed product line in Washington DC, Virginia, West Virginia, Maryland, Pennsylvania, New York, Connecticut, Massachusetts, Vermont, New Hampshire, Maine, Ohio, Kentucky and Tennessee from REACH.

2.2 DDR will commit to purchase $50,000 of the Reach Technologies Inc. licensed product line by January 30, 2001, a further $100,000 by January 31, 2002, and a further $100,000 by January 31, 2003, to retain its license. If these minimum purchase levels are not achieved, REACH shall have the right to terminate this agreement, immediately and without penalty.

2.3 This purchase commitment will be for a period of three years beginning January 31, 2000.

2.4 The licensed product line consists of 0 to 40 Megabit per second Digital Data Recorders that are configured for laboratory and onsite use. Models consist of laboratory, rack mount and portable versions. See Appendix A for a price list describing the product and options under licence ("the Digital Data Recorder licensed product line").

2.5 DDR has the exclusive right to distribute and market the Digital Data Recorder licensed product line for an initial period beginning May 10, 1999, expiring January 31, 2003 ("the Term")

2.6 The current price for the REACH licensed product line is disclosed in Appendix A of this License Agreement

2.7  REACH may charge its pricing on 30 days' notice.

2.8 DDR may renew this License Agreement under the same terms for additional three-year periods, so long as DDR is not in default, by providing written notice to REACH. Any renewal of this agreement will be subject to the same minimum purchase requirement clause 2.1, except that the minimum purchase amount shall be the greater of $120,000 and 65% of DDR's prior years audited revenue.

2.9 This Agreement may be terminated by DDR at any time upon notice to REACH, and by REACH for cause, which includes breach of any of clauses 2.1 to 2.8 of this Agreement; the bankruptcy or insolvency of DDR; or the conviction of DDR, its officers or directors, of any crime involving moral turpitude.

2.10 As consideration for this Agreement DDR shall issue 10,000,000 in DDR Systems, Inc. to Glenn Jones, the Presideent of REACH.

3.   General
     -------

3.1 Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement.

3.2 This Agreement constitutes the entire agreement between the parties hereto in respect of the matters referred to herein.

3.3 The parties hereto shall execute and deliver all such further documents and do all such acts as any party may, either before or after the execution of this Agreement, reasonably require of the other in order that the full intent and meaning of this Agreement is carried out.

3.4 No amendment or interpretation of this Agreement shall be binding upon the parties hereto unless such amendment or interpretation is in written form executed by all of the parties to this Agreement.

3.5 Any notice or other communication of any kind whatsoever to be given under this Agreement shall be in writing and shall be delivered by hand, email or by mail to the parties at:

Reach Technologies, Inc.                      DDR Systems, Inc.
Suite 201  - 2288 W 12th Ave                  3650 West 30th Ave
Vancouver, B.C.                               Vancouver, B.C.
V6K 4R2                                       Canada V6S 1W8

Attention:  Jeff Dilabough                    Attention: Glenn Jones


or to such other addresses as may be given in writing by the parties hereto in the manner provided for in this paragraph.

3.6 This Agreement may not be assigned by any party hereto without the prior written consent of all of the parties hereto.

3.7 This Agreement shall be governed by the laws of Washington State applicable therein, and the parties hereby attorn to the jurisdiction of the Courts of Washington State.

3.8  This Agreement may be signed by fax and in counterpart.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals effective as of the Effective Date first above written.


SIGNED, SEALED AND DELIVERED BY                SIGNED, SEALED AND DELIVERED BY
REACH TECHNOLOGIES, INC.                       DDR SYSTEMS, INC.
per:                                           per:
/s/                                            /s/
-------------------------------------          --------------------------------
                                               Authorized Signatory

Authorized Signatory                           Name of Signatory: Glenn Jones

Name of Signatory: Mike Frankenberger          Title of Signatory: Director

Title of Signatory: Director

                                   Appendix A

(a)  Product                            Model Number         Wholesale Price
                                                             (US Dollars)
Digital Data Recorder (benchtop)
DAT based recorder                        DDR-4mm              12,170

Exabyte based recorder                    DDR-8mm              13,650

DLT based recorder                        DDR-DLT              16,700

Digital Data Recorder (portable)
(PRICE DOES NOT INCLUDE IBM LAPTOP PC)

DAT based recorder                        DDR-P-4mm            12,170

Exabyte based portable                    DDR-P-8mm            13,220

Digital Data Recorder (options)

RS-422 I/O option (2 channels)            DDR-RS422               870

Differential ECL I/O option               DDR-ECL                 870

Additional PCM Channel                    DDR-PCM               3,480

IRIG Time Code input option               DDR-IRIG              1,740

GPS Time input option                     DDR-GPS               2,610

2 GB High Speed Disk option               DDR-Disk-2GB            870

4 GB High Speed Disk option               DDR-Disk-4GB          1,300

Shipping case for portable                DDR-Case                390

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